EXHIBIT 2.1

ARTICLES OF INCORPORATION

OF

FINDER KEEPERS, INC.

1.

Finder Keepers, Inc.

2.

Resident Agent:

The resident agent of the Company is: Campbell Mello Associates, Inc.

3110 s. Valley View, Suite 105

                                                                  Las Vegas, Nevada, 89102

3.

Board of Directors

The Company shall initially have one director (1) who is Devorah Zirkind; 711 Pkwy; Brooklyn, NY 11213.  This individual shall serve as director until their successor or successors have been elected and qualified. The number of directors may be increased or decreased by a duly adopted amendment to the By-Laws of the Corporation.

4.

Authorized Shares:

The aggregate number of shares which the corporation shall have authority to issue shall consist of 20,000,000 shares of Common Stock having a $.001 par value, and 5,000,000 shares of Preferred Stock having a $.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

5.

Preemptive Rights and Assessment of Shares:

Holders of Common Stock or Preferred Stock of the corporation shall not have any preference, preemptive right or right of subscription to acquire shares of the corporation authorized, issued, or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors, in its sole discretion, may determine from time to time.

The Common Stock of the Corporation after the amount of the subscription price has been fully paid in, in money, property or services, as the directors shall determine, shall not be subject to assessment to pays the debts of the corporation nor for any other purpose, and no Common Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended to provide for such assessment.

6.

Directors’ and Officers’ Liability

A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

7.

Indemnity

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legal permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorney’s fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer.

8.

Amendment

Subject at all times to the express provisions of Section 5 of the Assessment of Shares, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or said By-Laws, and all rights conferred upon shareholders are granted subject to this reservation.

9.

Power of Directors

In furtherance, and not in limitation of those powers conferred by statute, the Board of Directors is expressly authorized :

(a)

Subject to the By-Laws, if any, adopted by the shareholders, to make, alter or repeal the By-Laws of the corporation;

(b)

To authorize and caused to be executed mortgages and liens, with or without limitations as to amount, upon the real and personal property of the corporation;

(c)

To authorize the guaranty by the corporation of the securities, evidences of indebtedness and obligations of other persons, corporations or business entities;

(d)

To set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve;

(e)

By resolution adopted by the majority of the whole board, to designate one or more committees to consist of one or more directors of the corporation, which, to the extent provided on the resolution or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the affairs of the corporation, and may authorized the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have name and names as may be stated in the By-Laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

All the corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise herein or in the By-Laws or by law.

IN WITNESS WHEREOF, I hereunder set my hand this Friday, May 28, 1999, herby declaring and certifying that the facts stated hereinabove are true.

Signature of Incorporator

Name:

Thomas C. Cook, Esq.

Address:

3110 S. Valley View, Suite 106

Las Vegas, Nevada 89102

Signature: /s/ Thomas C. Cook Esq.

State of Nevada    )

County of Clark   )

This instrument was acknowledged before me on

May 28, 1999, by Thomas C. Cook

/s/ Matthew J. Blevins

Notary Public Signature

Certificate of Acceptance of Appointment as Resident Agent: I, Anthony M. Mello III, as a principal of Campbell Mello Associates, Inc. (CMA), hereby accept appointment of CMA as the resident agent for the above referenced company.

Signature: /s/ Anthony M. Mello III

ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                                       OF

                          THE BAUER PARTNERSHIP, INC.

The  Bauer Partnership, Inc. pursuant to the provisions of Section 78.390 of the Nevada  Revised  Statutes,  adopts  these  Articles  of  Amendment.

The  following  amendment  to  the  Articles  of  Incorporation  was  adopted by unanimous  consent  of  the Board of Directors pursuant to Section 78.315 of the Nevada  Revised  Statutes.

                                   ARTICLE I.

                                      NAME

                                      ----

The  name  of  the  corporation  is  Harbour  Front  Holdings,  Inc.

The  number of shares of the corporation outstanding at the time of the adoption of  the  foregoing  was  81,  783,894  and the number of shares entitled to vote thereon  was  the  same.   The  number  of  shares  consenting to the action was 42,015,067.  The  shareholders  consenting to the action represent a majority of the  issued  and  outstanding  shares

        Effective this 17th day of January 2003.

                         /s/Ronald  J.  Bauer

                         --------------------

                         Ronald  J. Bauer, Chief Executive Officer and Secretary

090503
090503

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate to Accompany Restated Articles or Amended and Restated Articles

(PURSUANT TO NRS)

Filed in the office of Barbara K. Cegavske, Secretary of State, State of Nevada	Document Number 20150092551-20
	Filing Date and Time 02/27/2015 1:45 PM
	Entity Number C13314-1999

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

No Borders,Inc.

2. The articles are: (mark only one box) ☐ Restated ☒ Amended and Restated

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

- ☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ____
  The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted.
- ☒ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

Articles section II, III, IV, V, VI, VII, VIII, IX, and X have been amended as described in the attachment.

4. Effective date and time of filing: (optional) Date: ____ Time: ____
(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Restated Articles
Revised: 1-5-15

(b) The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable pursuant to Section 78.138 of the NRS; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the courts deem proper.

2. Determination of Discretionary Indemnification. Any discretionary indemnification pursuant to Section 1 of this Article VII, unless ordered by a court or advanced pursuant to this Section 2, may be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders; or

(b) By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

3. Mandatory Indemnification. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article VII, or in defense of any claim, issue or matter therein, the Company shall indemnify him against expenses, including attorneys' fees actually and reasonably incurred by him in connection with the defense.

4. Non-Exclusivity. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article VII:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 1 of this Article VII, or for the advancement of expenses made pursuant to Section 2 of this Article VII may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of any such person.

4

No Borders, Inc. Amended and Restated Articles of Incorporation

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada	Document Number **20180151016-65**
	Filing Date and Time **04/02/2018 10:35 AM**
	Entity Number **C13314-1999**

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

No Borders, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3. Authorized Stock. The total number of shares and classes of stock which the Corporation shall have the authority to issue is Seven Hundred Sixty million (760,000,000) shares of which Seven Hundred Fifty million (750,000,000) shares shall be shares of Common Stock, par value $0.001 per share, and Ten million (10,000,000) shall be shares of Preferred Stock authorized, par value $0.001 per share, with Ten million (10,000,000) of such shares being designated as Series A Preferred Stock. The specific powers, preferences, rights and limitations of the Series A Preferred Stock are as described in the Certificate of Designation as filed with the Nevada Secretary of State.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 88

4. Effective date and time of filing: (optional) Date: 3-29-18 Time: 9:00 AM

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X Cynthia I Tavabe

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

350303

Filed in the office of	Document Number
Barbara K. Cegavske	20180274162-33
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 06/19/2018 7:59 AM
	Entity Number C13314-1999

Amendment to Certificate of Designation After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations
(Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

No Borders, Inc.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series A Redeemable Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

The Conversion Ratio is being reduced from 1 share of Series A Redeemable Preferred Stock being convertible into 100 shares of common stock, to 1 share of Series A Redeemable Preferred Stock being convertible into 20 shares of common stock; and,

The Voting Rights are being amended from 66 2/3 for Series A Redeemable Preferred Stock to 100 votes for each share of Series A Redeemable Preferred Stock.

5. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

PRINT

Nevada Secretary of State NRS Amend Designation - After

Jun. 18. 2018 5:30PM POSTAL ASAP No. 8699 P. 1

NO BORDERS, INC.

AMENDED AND RESTATED CERTIFICATE OF DESIGNATION

FOR THE

SERIES A REDEEMABLE PREFERRED STOCK

Series A Redeemable Preferred Stock to consist of 10,000,000 shares:

1. Dividends.  Except as provided herein, the Holders of outstanding shares of the Series A Redeemable Preferred Stock shall be entitled to receive cash, stock, or other property, as dividends when, as, and if declared by the Board of Directors of No Borders, Inc., a Nevada corporation (the “Company”).  If shares of the Series A Redeemable Preferred Stock or the common stock of the Company, $0.001 par value per share (the “Common Stock”) are to be issued as a dividend, any such shares shall be issued at Market Value.  “Market Value” for the Common Stock for the purposes of this Certificate of Designation shall mean the average Closing Bid Price for the Common Stock for the five business days preceding the declaration of a dividend by the Board of Directors.  “Market Value” with respect to any shares of the Series A Redeemable Preferred Stock shall be as determined by the Board of Directors, whose decision shall be final and binding on all parties.

2. Redemption Rights.  Subject to the applicable provisions of Nevada law, the Company, at the option of its directors, may at any time or from time to time redeem the whole or any part of the outstanding Series A Redeemable Preferred Stock.  Any such redemption shall be pro rata with respect to all of the Holders of the Series A Redeemable Preferred Stock.  Upon redemption, the Company shall pay for each share redeemed at the Market Value per share, payable in cash (the “Redemption Price”).

At least 30 days previous notice by mail, postage prepaid, shall be given to the Holders of record of the Series A Redeemable Preferred Stock to be redeemed, such notice to be addressed to each such Holder at the address of such Holder appearing on the books of the Company or given by such Holder to the Company for the purpose of notice, or if no such address appears or is given, at the place where the principal office of the Company is located.  Such notice shall state the date fixed for redemption and the Redemption Price, and shall call upon the Holder to surrender to the Company on said date at the place designated in the notice such Holder’s certificate or certificates representing the shares to be redeemed.  On or after the date fixed for redemption and stated in such notice, each Holder of Series A Redeemable Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price.  If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.  If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefor, notwithstanding that the certificates evidencing any Series A Redeemable Preferred Stock called for redemption shall not have been surrendered, the dividends with respect to the shares so called for redemption shall forthwith after such date cease and determine, except only the right of the Holders to receive the Redemption Price without interest upon surrender of their certificates therefor.

If, on or prior to any date fixed for redemption of Series A Redeemable Preferred Stock, the Company deposits, with any bank or trust company as a trust fund, a sum sufficient to redeem, on the date fixed for redemption thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore commenced) and to pay, or deliver, on or after the date fixed for redemption or prior thereto, the Redemption Price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the date fixed for redemption), the shares so called shall be redeemed and any dividends on those shares shall cease to accrue after the date fixed for redemption.  The deposit shall constitute full payment of the shares to their Holders, and from and after the date of the deposit the shares shall no longer be outstanding and the Holders thereof shall cease to be stockholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the Redemption Price of the shares without interest, upon the surrender of their certificates therefor.  Any interest accrued on any funds so deposited shall be the property of, and paid to, the Company.  If the Holders of Series A Redeemable Preferred Stock so called for redemption shall not, at the end of six years from the date fixed for redemption thereof, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Company such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such Holders and such Holders shall look only to the Company for payment of the Redemption Price.

3. Liquidation Rights.  Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the Holders of the then outstanding shares of Series A Redeemable Preferred Stock shall be entitled to receive out of the assets of the Company the sum of $0.001 per share (the “Liquidation Rate”) before any payment or distribution shall be made on the Common Stock, or any other class of capital stock of the Company ranking junior to the Series A Redeemable Preferred Stock.  Upon the dissolution, liquidation or winding up of the Company, the following shall also apply:

a)

The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company shall be deemed a dissolution, liquidation or winding up of the Company for purposes of this Paragraph 3, but the merger or consolidation of the Company into or with any other corporation, or the merger or consolidation of any other corporation into or with the Company, shall not be deemed a dissolution, liquidation or winding up, voluntary or involuntary, for purposes of this Paragraph 3.

b)

After the payment to the Holders of shares of the Series A Redeemable Preferred Stock of the full preferential amounts fixed by this Paragraph 3 for shares of the Series A Redeemable Preferred Stock, the Holders of the Series A Redeemable Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

c)

In the event the assets of the Company available for distribution to the Holders of the Series A Redeemable Preferred Stock upon dissolution, liquidation or winding up of the Company shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to this Paragraph 3, no distribution shall be made on account of any shares of a class or series of capital stock of the Company ranking on a parity with the shares of the Series A Redeemable Preferred Stock, if any, upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of the Series A Redeemable Preferred Stock, ratably, in proportion to the full distributive amounts for which Holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

4. Conversion of Series A Redeemable Preferred Stock.  Subject to the terms hereof, at any time, the Holder of shares of the Series A Redeemable Preferred Stock shall have the right, at such Holder’s option, to convert any number of shares of the Series A Redeemable Preferred Stock into shares of the Common Stock.  Such right to convert shall commence as of the date the shares of such Series A Redeemable Preferred Stock are issued to such Holder (the “Issue Date”).  In the event that the Holder of the Series A Redeemable Preferred Stock elects to convert such shares into Common Stock, the Holder shall have 60 days from the date of such notice in which to tender his shares of Series A Redeemable Preferred Stock to the Company.  Any such conversion shall be upon the other following terms and conditions described herein.  Subject to adjustment as provided herein, each share of the Series A Redeemable Preferred Stock shall be convertible into 1,000 fully paid and nonassessable shares of the Common Stock (the “Conversion Rate”).

5. Adjustment of Conversion Rate for Dilution and Other Events.  In order to prevent dilution of the rights granted to the Holders of shares of the Series A Redeemable Preferred Stock, the Conversion Rate will be subject to adjustment from time to time as follows:

a)

Adjustment of Conversion Rate upon Subdivision or Combination of the Common Stock.  If the Company at any time after the Issue Date subdivides (by any share split, share dividend, recapitalization or otherwise) its outstanding Common Stock into a greater number of shares, the Conversion Rate in effect immediately prior to such subdivision will be proportionately reduced.  If the Company at any time combines (by combination, reverse share split or otherwise) its outstanding Common Stock into a smaller number of shares and the Conversion Rate in effect immediately prior to such combination will be proportionately increased.

b)

Reorganization, Reclassification, Consolidation, Merger, or Sale.  Any recapitalization, reorganization, reclassification, consolidation.  merger, or other similar transaction which is effected in such a way that holders of the Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for the Common Stock is referred to herein as an “Organic Change.”  Prior to the consummation of any Organic Change, the Company will make appropriate provision, in form and substance satisfactory to the Holders of a majority of the outstanding shares of the Series A Redeemable Preferred Stock, to ensure that each of the Holders of shares of the Series A Redeemable Preferred Stock will thereafter have the right to acquire and receive in lieu of or in addition to, as the case may be, the shares of the Common Stock immediately theretofore acquirable and receivable upon the conversion of such Holder’s Series A Redeemable Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of the Common Stock immediately theretofore acquirable and receivable upon the conversion of such Holder’s shares of the Series A Redeemable Preferred Stock had such Organic Change not taken place.  In any such case, the Company will make appropriate provision, in form and substance satisfactory to the Holders of a majority of the outstanding shares of the Series A Redeemable Preferred Stock, with respect to such Holders’ rights and interests to ensure that the provisions of this paragraph and Paragraph 3(c) below will thereafter be applicable to the Series A Redeemable Preferred Stock.  The Company will not effect any such consolidation or  merger, unless prior to the consummation thereof the successor entity resulting from such consolidation or merger, if other than the Company, assumes, by written instrument, in form and substance satisfactory to the Holders of a majority of the outstanding shares of the Series A Redeemable Preferred Stock, the obligation to deliver to each Holder of shares of the Series A Redeemable Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, that such Holder may be entitled to acquire.

c)

Notices.  Immediately upon any adjustment of the Conversion Rate, the Company will give written notice of such adjustment to each Holder of shares of the Series A Redeemable Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.  The Company will give written notice to each Holder of shares of the Series A Redeemable Preferred Stock at least 20 days prior to the date on which the Company closes its books or takes a record with respect to any dividend or distribution upon the Common Stock, or with respect to any pro rata subscription offer to holders of the Common Stock.  The Company will also give written notice to each Holder of shares of the Series A Redeemable Preferred Stock at least 20 days prior to the date on which any Organic Change, dissolution or liquidation will take place.

d)

Purchase Rights.  If at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of the Common Stock (the “Purchase Rights”), then each Holder of shares of the Series A Redeemable Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of the Common Stock acquirable upon complete conversion of the Holder’s shares of the Series A Redeemable Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of the Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

e)

Mechanics of Conversion.  To convert shares of the Series A Redeemable Preferred Stock into full shares of the Common Stock on any date (the “Conversion Date”), the Holder thereof shall (i) deliver or transmit by facsimile to the Company, for receipt on or prior to 11:59 p.m., Pacific Time, on the Conversion Date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”), and (ii) surrender to a common carrier for delivery to the Company as soon as practicable following such date, the certificates (each a “Preferred Stock Certificate”) representing the shares of the Series A Redeemable Preferred Stock being converted, or an indemnification undertaking with respect to such shares in the case of the loss, theft or destruction thereof, and the originally executed Conversion Notice.  Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder.  Within five business days of the Company’s receipt of the originally executed Conversion Notice and the Holder’s Preferred Stock Certificate(s), the Company shall issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of the Common Stock to which the Holder is entitled.

f)

Record Holder.  The person or persons entitled to receive shares of the Common Stock issuable upon conversion of shares of the Series A Redeemable Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of the Common Stock on the Conversion Date.

g)

Share Fractions.  As permitted by the Nevada Revised Statutes, the Company may either pay the fair market value of share fractions in cash, issue scrip or warrants, or arrange for the disposition of share fractions.

h)

Reissuance of Certificates.  In the event of a conversion of less than all of the shares of the Series A Redeemable Preferred Stock represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the Holder of such Series A Redeemable Preferred Stock a new Series A Redeemable Preferred Stock Certificate representing the remaining shares of the Series A Redeemable Preferred Stock which were not corrected.

6. Reservation of Shares.  The Company at its option shall, so long as any of the shares of the Series A Redeemable Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued shares of the Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Redeemable Preferred Stock, the number of shares of the Common Stock as shall from time to time be sufficient to affect the conversion of all of the outstanding shares of the Series A Redeemable Preferred Stock.

7. Preferred Status.  The rights of the shares of the Common Stock shall be subject to the preferences and relative rights of the shares of the Series A Redeemable Preferred Stock.  Without the prior written consent of the Holders of not less than 66-2/3 of the outstanding shares of the Series A Redeemable Preferred Stock, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the shares of the Series A Redeemable Preferred Stock in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company described in Paragraph 3 above.

8. Restriction on Dividends.  If any shares of the Series A Redeemable Preferred Stock are outstanding, the Company shall not, without the prior written consent of the Holders of not less than two-thirds (2/3) of the then outstanding shares of the Series A Redeemable Preferred Stock, directly or indirectly declare, pay or make any dividends or other distributions upon any of the Common Stock.  Notwithstanding the foregoing, this paragraph shall not prohibit the Company from declaring and paying a dividend in cash with respect to the shares of the Common Stock so long as the Company simultaneously pays each Holder of shares of the Series A Redeemable Preferred Stock an amount in cash equal to the amount such Holder would have received had all of such Holder’s shares of the Series A Redeemable Preferred Stock been converted to shares of the Common Stock on the business day prior to the record date for any such dividend.

9. Vote to Change the Terms of the Series A Redeemable Preferred Stock.  Without the prior written consent of the Holders of not less than 66-2/3 of the outstanding shares of the Series A Redeemable Preferred Stock, the Company shall not amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Redeemable Preferred Stock.

10. Lost or Stolen Certificates.  Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of the Series A Redeemable Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking or bond, in the Company’s discretion, by the Holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Series A Redeemable Preferred Stock Certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Series A Redeemable Preferred Stock Certificates if the Holder thereof contemporaneously requests the Company to convert such shares of the Series A Redeemable Preferred Stock into the Common Stock.

11. Denial of Preemptive Rights.  No Holder of shares of the Series A Redeemable Preferred Stock shall by reason of his holding of such shares have any preemptive or preferential rights to purchase or subscribe to any shares of any class of the Company’s capital stock now or hereafter to be authorized or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect dividend or voting rights of Holders of shares of the Series A Redeemable Preferred Stock, other than such rights, if any, as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of the Company, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the Holders of the Series A Redeemable Preferred Stock.

12. Voting Rights.  Holders of shares of Series A Redeemable Preferred Stock shall have the voting rights as described in this paragraph or as required by law, including but not limited to the Nevada Revised Statutes, and as expressly provided in this Certificate of Designation.  For so long as any shares of the Series A Redeemable Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have the right to vote on all stockholder matters equal to 100 votes for each share of Series A Redeemable Preferred Stock held.

13. Certain Defined Terms.  For purposes of this Certificate of Designations, the following terms shall have the following meanings:

a)

“Bloomberg” means Bloomberg Financial Markets.

b)

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

c)

“Closing Bid Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 5:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Markets Group, Inc.  If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holders.  All such determinations shall be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during the applicable calculation period.

d)

“Eligible Market” means the Principal Market, NYSE, the Nasdaq National Market, The American Stock Exchange, The Nasdaq Capital Market, the OTCBB, the OTCQB, or the OTCPK.

e)

“Holder” means any owner of shares of the Series A Redeemable Preferred Stock.

f)

“NYSE” means The New York Stock Exchange, Inc.

g)

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

h)

“Principal Market” means the OTCBB, the OTCQB or the OTCPK.

14. Limitation on Beneficial Ownership.  The Company shall not effect and shall have no obligation to effect any conversion of shares of Series A Redeemable Preferred Stock, and no Holder shall have the right to convert any shares of Series A Redeemable Preferred Stock, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such Person’s affiliates) would have acquired, through conversion of shares of the Series A Redeemable Preferred Stock or otherwise, beneficial ownership of a number of shares of the Common Stock that exceeds 9.99% (“Maximum Percentage”) of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion.  For purposes of the foregoing sentence, the number of shares of the Common Stock beneficially owned by a Person and its affiliates shall include the number of shares of the Common Stock issuable upon conversion of the shares of Series A Redeemable Preferred Stock that are subject to a pending conversion notice for which the determination of whether the Maximum Percentage had been exceeded is being determined, but shall exclude the number of shares of the Common Stock which would be issuable upon (a) conversion of any remaining, nonconverted shares of Series A Redeemable Preferred Stock beneficially owned by such Person or any of its affiliates not subject to a pending conversion notice, and (b) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) beneficially owned by such Person or any of its affiliates that are similarly subject to a limitation on conversion or exercise analogous to the limitation contained in this Paragraph 14.  Except as set forth in the preceding sentence, for purposes of this Paragraph 14, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.  For purposes of this Paragraph 14, in determining the number of outstanding shares of the Common Stock, a Holder may rely on the number of outstanding of shares of the Common Stock as reflected in (A) the Company’s most recent Form 8-K, Form 10-Q, or Form 10-K, as the case may be, (B) a more recent public announcement by the Company, or (C) any other notice by the Company or its transfer agent setting forth the number of shares of the Common Stock outstanding.  Upon the written request of any Holder, the Company shall promptly, but in no event later than one Business Day following the receipt of such notice, confirm orally and in writing to any such Holder the number of shares of the Common Stock then outstanding.  In any case, the number of outstanding shares of the Common Stock shall be determined after giving effect to all conversions of shares of Series A Redeemable Preferred Stock by such Holder and its affiliates that had occurred since the date as of which such number of outstanding Common Stock was reported.  By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage specified in such notice; provided that (i) any such increase will not be effective until the sixty-first day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other Holder.

EXHIBIT A

NO BORDERS, INC. CONVERSION NOTICE

In accordance with and pursuant to the provisions of the Certificate of Designation establishing Series A Redeemable Preferred Stock of No Borders, Inc., the undersigned hereby elects to convert the number of shares of Series A Redeemable Preferred Stock, $0.001 par value per share, of No Borders, Inc., a Nevada corporation (the “Company”), indicated below into shares of the Common Stock, $0.001 par value per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of the Series A Redeemable Preferred Stock specified below as of the date specified below.

The undersigned acknowledges that the securities issuable to the undersigned upon conversion of shares of the Series A Redeemable Preferred Stock may not be sold, pledged, hypothecated or otherwise transferred unless such securities are registered under the Securities Act of 1933, as amended, and any other applicable securities law, or the Company has received an opinion of counsel satisfactory to it that registration is not required.  A legend in substantially the following form will be placed on any certificates or other documents evidencing the securities to be issued upon any conversion of the shares of the Series A Redeemable Preferred Stock:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE.  WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAW OF ANY STATE, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

Date of Conversion:  _________________________________

Number of shares of the Series A Redeemable Preferred Stock to be converted:

___________________________________________________

Stock certificate no(s).  of the shares of the Series A Redeemable Preferred Stock to be converted:

___________________________________________________

Number of shares of the Common Stock to be issued:

___________________________________________________

 Name in which shares of the Common Stock are to be issued:

___________________________________________________

 Signature

___________________________________________________

Printed Name and Address

___________________________________________________